Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (Amendment No. 1) of our report dated March 27, 2023 with respect to the audited consolidated financial statements of Scienture Holdings, Inc. (f/k/a TRxADE HEALTH, Inc.) for the year ended December 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 13, 2025